UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 2, 2020 (December 31, 2019)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2019, Southwest Iowa Renewable Energy, LLC (the “Company”)  repurchased 3,334 Series B membership units owned by Bunge North America, LLC (“Bunge”), for $18,003,600 ($5,400 per unit) and the Series B units were cancelled.  The purchase was made under the terms of the Bunge Membership Interest Purchase Agreement, which also contains transition provisions related to services previously provided by Bunge.  As the sole holder of Series B units, Bunge was entitled to appoint two members of the Company’s board of directors.  The Company accessed its existing credit facility to fund the unit purchase transaction.

In addition, effective December 31, 2019, the Company and Bunge executed a Termination Agreement which terminated the following three agreements between the parties: (i) the Amended and Restated Feedstock Agency Agreement, (ii) the Amended and Restated Distiller’s Grain Purchase Agreement, and (iii) the Services Agreement Regarding Corn Purchases. Under these agreements, Bunge had provided grain origination services and had purchased all of the Company’s distillers grains.  The Company will be responsible for these functions going forward.

Finally, the Company and Bunge entered into a Second Amended and Restated Ethanol Purchase Agreement (the “Restated Ethanol Agreement”) under which Bunge will continue to purchase all the ethanol produced by the Company.  The Restated Ethanol Agreement replaces the prior ethanol agreement by and between the Company and Bunge dated December 5, 2014 which was further amended and restated on October 23, 2017.  Under the Restated Ethanol Agreement, the Company will pay Bunge a monthly marketing fee for its services.  The initial term of the Ethanol Agreement expires on December 31, 2026 unless earlier terminated by the parties upon material breach or default or certain insolvency or dissolution events.

The Company will continue to lease rail cars from Bunge under existing lease documents.

The foregoing descriptions of the Bunge Membership Interest Purchase Agreement, the Termination Agreement and the Restated Ethanol Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of these documents which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the transaction described in Item 1.01, Brett Caplice and Andres Martin, members of the Company’s Board of Directors designated by Bunge, resigned from the Board effective December 31, 2019.

Item 7.01.	Regulation FD Disclosure

On January 2, 2020, the Company issued a press release related to the topics reported in Items 1.01 and 5.02(b).  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The filing of this report and the furnishing of this information pursuant to Item 7.01 does not mean that such information is material or that disclosure of such information is required.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Bunge Membership Interest Purchase Agreement dated December 31, 2019 by and among Southwest Iowa Renewable Energy, LLC and Bunge North America, Inc.

10.2	Termination Agreement dated December 31, 2019 by and among Southwest Iowa Renewable Energy, LLC and Bunge North America, Inc.

10.3	Second Amended and Restated Ethanol Purchase Agreement effective as of January 1, 2020 by and among Southwest Iowa Renewable Energy, LLC and Bunge North America, Inc.

99.1	Southwest Iowa Renewable Energy, LLC Press Release dated January 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: January 2, 2020	By:	/s/ Michael D. Jerke
Michael D. Jerke
Chief Executive Officer